Exhibit 99. 1

[LOGO OF ADVANCED TISSUE SCIENCES]

NEWS RELEASE

Contact:

Abe Wischnia
Investor Relations Consultant
(619) 795-2345

Court Confirms Advanced Tissue Sciences’ Plan of Reorganization

          SAN DIEGO, Calif., March 19, 2003 -- Advanced Tissue Sciences, Inc. (OTC BB: ATISQ) today announced that the United States Bankruptcy Court for the Southern District of California has confirmed the company’s Chapter 11 Liquidating Plan of Reorganization.

          The key provisions of the Plan include the following:

•	The Effective Date of the Plan is 5 p.m. eastern time on March 31, 2003.

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All secured and unsecured creditors with allowed claims will be paid in full with interest within 30 days of the Effective Date. Disputed claims will be resolved by agreement or by the Court prior to any payment on account of those claims.

•	A liquidating trust will be formed to distribute any available cash from the liquidation of the company’s assets to date and any future liquidation of its remaining assets.

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On the Effective Date, all of the shares of the company’s common stock will be automatically cancelled and converted into non-trading, non-transferable interests in the liquidating trust and the company’s stock transfer books will be closed.  Holders of the company’s common stock on the Effective Date will receive an interest in the trust equal to the pro rata interest they previously held in the common stock of the company.

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No certificates or other documentary evidence representing the beneficial interests in the trust will be issued.  Beneficial interests in the trust will not be transferable, except by operation of law.  Neither the company nor the trustee of the Liquidating Trust will recognize any interest claimed by any person

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who purports to trade in the company’s stock after the Effective Date or who otherwise claims a beneficial interest in the trust acquired after the Effective Date.

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Effective as of the Effective Date, the company is requesting the delisting of its common stock with NASDAQ.  The company will not be listing the trust interests with NASDAQ or on any other market.  Upon the Effective Date, the company also intends to terminate its registration under the Exchange Act.

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If cash is available for distribution to stockholders, the initial distribution by the trust to former stockholders will occur not later than 60 days after the Effective Date.  Further distributions, if any, will follow from available cash as funds are collected and/or assets are sold.

          The specific terms of the Plan and other information important to stockholders and creditors are discussed more fully in the Plan and Disclosure Statement.  Stockholders and creditors are urged to read the Plan and Disclosure Statement in their entirety. These documents were filed with the Securities and Exchange Commission on Feb. 10, 2003 as exhibits to the company’s current report on Form 8K. The Form 8-K, including exhibits, can be viewed at the SEC’s Internet site at www.sec.gov.

          This release contains forward-looking statements about Advanced Tissue Sciences’ Liquidating Plan of Reorganization under Chapter 11 of the Bankruptcy Code, including projections of payments to creditors and stockholders, and the timing of effectiveness of the Plan and payments under the Plan. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Although the company is not able to predict all of the factors that may affect the payments to creditors and stockholders, some of the factors that could affect the outcome materially include the following: the possible delay in implementation or termination of the Liquidating Plan of Reorganization; the ability of the company to find a buyer or buyers for its remaining assets; if a buyer or buyers are found, the amounts to be realized in connection with the sale of such assets, and the cost of the liquidation and winding down of the company’s operations. There is no assurance the company or the liquidating trust will be able to generate sufficient cash to provide for a distribution to stockholders.

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          Additional risks and uncertainties exist in the company’s decision to liquidate including, without limitation, the company’s ability to effect an orderly wind down of its operations, the timing of the receipt of royalty, milestone or other payments, the retention of the necessary personnel, the quotation of the company’s shares on the OTC Bulletin Board, a history of operating losses and accumulated deficits, potential write-offs and other charges, as well as other risks detailed from time to time in publicly available filings with the Securities and Exchange Commission including, without limitation, Advanced Tissue Sciences’ annual report on Form 10-K for the year ended December 31, 2001 and the company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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